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                                                                    EXHIBIT 23.2


                                  Independent Auditor's Consent


We consent to the incorporation by reference in Registration Statement No. 333-11031 of HFS Incorporated on Form S-3 and in this Current Report on Form 8-K of our report dated June 24, 1996 relating to the consolidated balance sheet of Sierra On-Line, Inc. and subsidiaries for the year ended March 31, 1997 and the consolidated statements of operations, stockholders' equity, and cash flows for the two years ended March 31, 1996 (not presented separately therein).



/s/ Deloitte & Touche LLP

Seattle, Washington
October 30, 1997